Exhibit 99.1

FOR IMMEDIATE RELEASE
Comscore Reports Third Quarter 2023 Results
RESTON, Va., November 6, 2023 – Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting, and evaluating media across platforms, today reported financial results for the quarter ended September 30, 2023.
Q3 2023 Financial Highlights
•Revenue for the third quarter was $91.0 million compared to $92.8 million in Q3 2022
•Net income of $2.6 million compared to net loss of $52.4 million in Q3 2022
•Adjusted EBITDA of $13.4 million compared to $11.7 million in Q3 2022
•FX adjusted EBITDA of $12.3 million compared to $8.9 million in Q3 2022
•Lowering full year revenue guidance and maintaining adjusted EBITDA guidance

"Despite challenging end-markets that impacted revenue in the quarter, we delivered double-digit growth in local TV, more than 20% growth in Activation and Comscore Campaign Ratings, and a significant increase in profitability and adjusted EBITDA. As we close out 2023 and look to 2024, we will continue to leverage Comscore's complete view of audiences across platforms to deliver value for our clients and shareholders," said Jon Carpenter, CEO of Comscore.
Third Quarter Summary Results
Revenue in the third quarter was $91.0 million, down 1.9% from $92.8 million in Q3 2022. Digital Ad Solutions revenue declined 3.6% from Q3 2022, primarily due to the timing of deliverables for certain custom digital products and lower revenue from our syndicated digital products, partially offset by increased usage of our Activation product and growth in Comscore Campaign Ratings (CCR). On a combined basis, Activation and CCR delivered growth rates of 23% for the quarter and 26% year to date compared to 2022. Cross Platform Solutions revenue was up 0.2% from Q3 2022, driven by continued double-digit growth in local TV revenue, offset by lower national TV revenue. Movies revenue was flat compared to the prior year quarter.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $86.3 million, a decrease of 4.5% compared to $90.4 million in Q3 2022. The primary driver of the decline was employee compensation, which decreased from ongoing restructuring efforts and a higher amount of capitalization related to internally developed software as we increased our focus on product infrastructure and innovation in 2023. We also abandoned two office spaces during the quarter, which resulted in a non-cash impairment charge of $1.5 million.
Net income was $2.6 million in Q3 2023, compared to net loss of $52.4 million in Q3 2022, resulting in net income (loss) margins of 2.9% and (56.5)% of revenue, respectively. After accounting for dividends on our convertible preferred stock, loss per share attributable to common shares was $(0.02) and $(0.60) for Q3 2023 and Q3 2022, respectively.
Non-GAAP adjusted EBITDA for the quarter was $13.4 million, compared to $11.7 million in Q3 2022, resulting in adjusted EBITDA margins of 14.7% and 12.6%, respectively. Excluding the impact of foreign currency transactions, FX adjusted EBITDA for the quarter was $12.3 million, compared to $8.9 million in Q3 2022. Adjusted EBITDA and adjusted EBITDA margin exclude stock-based compensation, amortization of cloud-computing implementation costs, restructuring costs, change in fair value of contingent consideration and warrants liability, impairment of goodwill, impairment of right-of-use and long-lived assets, transformation costs (added in Q3 2023 and applied to prior periods), and other items as presented in the accompanying tables. FX adjusted EBITDA excludes these items as well as gain/loss from foreign currency transactions.
Balance Sheet and Liquidity
As of September 30, 2023, cash, cash equivalents and restricted cash totaled $30.3 million. Total debt principal, including $16.0 million in outstanding borrowings under our senior secured revolving credit agreement, was $21.0 million.

2023 Outlook
Based on current trends and expectations, we believe full-year 2023 revenue will be flat to down 1% compared to 2022 and are reaffirming our guidance for an adjusted EBITDA margin in the double digits.
We do not provide GAAP net income (loss) or net income (loss) margin on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measures, GAAP net income (loss) and net income (loss) margin, on a forward-looking basis.
Conference Call Information for Today, Monday, November 6, 2023 at 5:00 p.m. ET
Management will host a conference call to discuss the results on Monday, November 6, 2023 at 5:00 p.m. ET. The live audio webcast along with supplemental information will be accessible at ir.comscore.com/events-presentations. Participants can obtain dial-in information by registering for the call at the same web address and are advised to register in advance of the call to avoid delays. Following the conference call, a replay will be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a global, trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore empowers media buyers and sellers to quantify their multiscreen behavior and make meaningful business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue and adjusted EBITDA margin for 2023, growth areas, strategic and financial focus areas, economic and industry trends, value delivery to clients and shareholders, product infrastructure and innovation, and restructuring plans. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships; external market conditions and competition; changes or declines in ad spending or other macroeconomic factors; evolving privacy and regulatory standards; and our ability to achieve our expected strategic, financial and operational plans, including the restructuring plan we announced in September 2022. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing in this press release adjusted EBITDA, adjusted EBITDA margin and FX adjusted EBITDA, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), net income (loss) margin, various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures, net income (loss) and net income (loss) margin. These reconciliations should be carefully evaluated.

Media
Kai Heslop
KCSA Strategic Communications
comscore@kcsa.com

Investors
John Tinker
Comscore, Inc.
212-203-2129
jtinker@comscore.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	September 30, 2023	December 31, 2022
(In thousands, except share and par value data)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,067	$20,044
Restricted cash	186	398
Accounts receivable, net of allowances of $496 and $798, respectively	46,469	68,457
Prepaid expenses and other current assets	13,893	15,922
Total current assets	90,615	104,821
Property and equipment, net	41,401	36,367
Operating right-of-use assets	19,750	23,864
Deferred tax assets	3,075	3,351
Intangible assets, net	8,915	13,327
Goodwill	343,542	387,973
Other non-current assets	11,541	10,883
Total assets	$518,839	$580,586
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$32,382	$29,090
Accrued expenses	35,777	43,393
Contract liabilities	50,901	52,944
Revolving line of credit	16,000	—
Accrued dividends	19,846	7,863
Customer advances	7,595	11,527
Current portion of contingent consideration	3,676	7,134
Current operating lease liabilities	7,954	7,639
Other current liabilities	4,742	5,501
Total current liabilities	178,873	165,091
Non-current operating lease liabilities	24,903	29,588
Non-current portion of accrued data costs	30,647	25,106
Non-current revolving line of credit	—	16,000
Deferred tax liabilities	1,832	2,127
Other non-current liabilities	9,133	10,627
Total liabilities	245,388	248,539
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 100,000,000 shares authorized and 82,527,609 shares issued and outstanding as of September 30, 2023 and 82,527,609 shares authorized, issued and outstanding as of December 31, 2022; aggregate liquidation preference of $223,846 as of September 30, 2023, and $211,863 as of December 31, 2022	187,885	187,885
Stockholders' equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized as of September 30, 2023 and 7,472,391 shares authorized as of December 31, 2022; no shares issued or outstanding as of September 30, 2023 or December 31, 2022	—	—
Common stock, $0.001 par value; 275,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 101,851,130 shares issued and 95,086,334 shares outstanding as of September 30, 2023, and 98,869,738 shares issued and 92,104,942 shares outstanding as of December 31, 2022	95	92
Additional paid-in capital	1,695,998	1,690,783
Accumulated other comprehensive loss	(16,809)	(15,940)
Accumulated deficit	(1,363,734)	(1,300,789)
Treasury stock, at cost, 6,764,796 shares as of September 30, 2023 and December 31, 2022	(229,984)	(229,984)
Total stockholders' equity	85,566	144,162
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$518,839	$580,586

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2023	2022	2023	2022
Revenues	$91,000	$92,783	$276,242	$278,183

Cost of revenues (1) (2)	50,473	51,530	155,360	155,915
Selling and marketing (1) (2)	14,794	17,199	48,984	51,850
Research and development (1) (2)	8,083	8,741	25,792	28,190
General and administrative (1) (2)	12,928	12,899	39,776	48,119
Amortization of intangible assets	800	6,772	4,412	20,323
Impairment of right-of-use and long-lived assets	1,502	—	1,502	—
Restructuring	353	5,784	5,455	5,784
Impairment of goodwill	—	46,300	44,100	46,300
Total expenses from operations	88,933	149,225	325,381	356,481
Income (loss) from operations	2,067	(56,442)	(49,139)	(78,298)
Other income, net	628	1,477	425	8,467
Gain (loss) from foreign currency transactions	1,090	2,781	(544)	5,728
Interest expense, net	(426)	(284)	(1,141)	(660)
Income (loss) before income taxes	3,359	(52,468)	(50,399)	(64,763)
Income tax (provision) benefit	(741)	86	(563)	(1,945)
Net income (loss)	$2,618	$(52,382)	$(50,962)	$(66,708)
Net loss available to common stockholders:
Net income (loss)	$2,618	$(52,382)	$(50,962)	$(66,708)
Convertible redeemable preferred stock dividends	(4,286)	(3,910)	(11,983)	(11,603)
Total net loss available to common stockholders	$(1,668)	$(56,292)	$(62,945)	$(78,311)
Net loss per common share:
Basic and diluted	$(0.02)	$(0.60)	$(0.66)	$(0.85)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	97,709,191	93,347,017	95,704,106	92,380,984
Comprehensive income (loss):
Net income (loss)	$2,618	$(52,382)	$(50,962)	$(66,708)
Other comprehensive loss:
Foreign currency cumulative translation adjustment	(2,267)	(4,553)	(869)	(9,638)
Total comprehensive income (loss)	$351	$(56,935)	$(51,831)	$(76,346)

(1) Excludes amortization of intangible assets, which is presented as a separate line item.
(2) Stock-based compensation expense is included in the line items above as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2022	2022
Cost of revenues	$113	$155	$435	$877
Selling and marketing	96	132	411	804
Research and development	85	116	333	627
General and administrative	747	1,013	2,640	4,906
Total stock-based compensation expense	$1,041	$1,416	$3,819	$7,214

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2023	2022
Operating activities:
Net loss	$(50,962)	$(66,708)
Adjustments to reconcile to net cash provided by operating activities:
Impairment of goodwill	44,100	46,300
Depreciation	14,613	12,542
Amortization of intangible assets	4,412	20,323
Non-cash operating lease expense	4,196	4,540
Stock-based compensation expense	3,819	7,214
Impairment of right-of-use and long-lived assets	1,502	—
Amortization expense of finance leases	1,268	1,875
Change in fair value of contingent consideration liability	252	2,447
Change in fair value of warrants liability	(407)	(8,471)
Deferred tax benefit	(61)	(90)
Other	1,295	1,456
Changes in operating assets and liabilities:
Accounts receivable	21,899	22,143
Prepaid expenses and other assets	132	(1,081)
Accounts payable, accrued expenses and other liabilities	(2,779)	3,159
Contract liabilities and customer advances	(7,013)	(3,448)
Operating lease liabilities	(5,981)	(5,665)
Net cash provided by operating activities	30,285	36,536

Investing activities:
Capitalized internal-use software costs	(16,609)	(12,402)
Purchases of property and equipment	(1,240)	(823)
Net cash used in investing activities	(17,849)	(13,225)

Financing activities:
Principal payments on finance leases	(1,337)	(2,004)
Contingent consideration payment at initial value	(1,037)	—
Payments for dividends on convertible redeemable preferred stock	—	(15,512)
Other	(276)	(61)
Net cash used in financing activities	(2,650)	(17,577)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	25	(2,502)
Net increase in cash, cash equivalents and restricted cash	9,811	3,232
Cash, cash equivalents and restricted cash at beginning of period	20,442	22,279
Cash, cash equivalents and restricted cash at end of period	$30,253	$25,511

	As of September 30,
	2023	2022
Cash and cash equivalents	$30,067	$25,086
Restricted cash	186	425
Total cash, cash equivalents and restricted cash	$30,253	$25,511

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net income (loss) and net income (loss) margin to non-GAAP adjusted EBITDA, adjusted EBITDA margin and non-GAAP FX adjusted EBITDA for each of the periods identified:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2023 (Unaudited)	2022 (Unaudited)	2023 (Unaudited)	2022 (Unaudited)
GAAP net income (loss)	$2,618	$(52,382)	$(50,962)	$(66,708)

Depreciation	5,020	4,186	14,613	12,542
Income tax provision (benefit)	741	(86)	563	1,945
Amortization of intangible assets	800	6,772	4,412	20,323
Interest expense, net	426	284	1,141	660
Amortization expense of finance leases	419	515	1,268	1,875
EBITDA	10,024	(40,711)	(28,965)	(29,363)

Adjustments:
Impairment of right-of-use and long-lived assets	1,502	—	1,502	—
Stock-based compensation expense	1,041	1,416	3,819	7,214
Transformation costs (1)	653	—	753	460
Amortization of cloud-computing implementation costs	360	358	1,078	1,076
Restructuring	353	5,784	5,455	5,784
Change in fair value of contingent consideration liability	97	44	252	2,447
Other income, net(2)	(634)	(1,476)	(407)	(8,464)
Impairment of goodwill	—	46,300	44,100	46,300
Non-GAAP adjusted EBITDA	$13,396	$11,715	$27,587	$25,454
Net income (loss) margin(3)	2.9%	(56.5)%	(18.4)%	(24.0)%
Non-GAAP adjusted EBITDA margin (4)	14.7%	12.6%	10.0%	9.2%

Adjustments:
(Gain) loss from foreign currency transactions	(1,090)	(2,781)	544	(5,728)
Non-GAAP FX adjusted EBITDA	$12,306	$8,934	$28,131	$19,726
(1) Transformation costs represent expenses incurred prior to formal launch of identified strategic projects with anticipated long-term benefits to the company. These costs generally relate to third-party consulting and non-capitalizable technology costs tied directly to the identified projects. We added transformation costs as an adjustment in Q3 2023 for greater transparency around these costs and have applied the adjustment to prior periods for comparison.
(2) Adjustments to other income, net reflects non-cash changes in the fair value of warrants liability included in other income, net on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).
(3) Net income (loss) margin is calculated by dividing net income (loss) by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the applicable period.
(4) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the applicable period.

Revenues
Revenues from our two offerings of products and services are as follows:

	Three Months Ended September 30,
(In thousands)	2023 (Unaudited)	% of Revenue	2022 (Unaudited)	% of Revenue	$ Variance	% Variance
Digital Ad Solutions	$50,501	55.5%	$52,360	56.4%	$(1,859)	(3.6)%
Cross Platform Solutions(1)	40,499	44.5%	40,423	43.6%	76	0.2%
Total revenues	$91,000	100.0%	$92,783	100.0%	$(1,783)	(1.9)%

(1) Cross Platform Solutions revenue includes revenue from our movies business, which was $8.7 million in the third quarter of 2022 and 2023.

	Nine Months Ended September 30,
(In thousands)	2023 (Unaudited)	% of Revenue	2022 (Unaudited)	% of Revenue	$ Variance	% Variance
Digital Ad Solutions	$153,597	55.6%	$157,127	56.5%	$(3,530)	(2.2)%
Cross Platform Solutions(1)	122,645	44.4%	121,056	43.5%	1,589	1.3%
Total revenues	$276,242	100.0%	$278,183	100.0%	$(1,941)	(0.7)%

(1) Cross Platform Solutions revenue includes revenue from our movies business, which grew from $25.3 million in the nine months ended September 30, 2022 to $26.2 million in the nine months ended September 30, 2023.